EXHIBIT 99.1

Zurvita Holdings, Inc. Reports Fiscal 2011 Second Quarter Results

Financial Results Include Narrower Loss from Operations On Lower Operating Expenses

HOUSTON, Texas – March 18, 2011 – Zurvita Holdings, Inc. (OTCBB:ZRVT) (“Zurvita” or the “Company”), a dynamic direct-to-consumer network marketing company offering turn-key solutions for high-quality consumer and business products and services, today announced its financial results for the second quarter of the 2011 fiscal year ended January 31, 2011.

Second Quarter 2011 Highlights

•	Revenues totaled $1.1 million versus $1.7 million one year ago.
•	Gross profit totaled $405 thousand versus $581 thousand one year ago.
•	Gross margin increased slightly to 35.7%, versus 35.1% one year ago.
•	Loss from operations before other income and expenses decreased to $910 thousand from $1.3 million one year ago.
•	Net income was $2.1 million, versus a net loss of $1.7 million one year ago.
•	Completed technology transfer agreement with Infusion Brands International, Inc. f/k/a OmniReliant Holdings, Inc. for “ZLinked” search engine software.

“During the second quarter, we continued to position Zurvita for strong future growth as we steered the Company in a vibrant new direction and streamlined our product offerings and sales system,” stated Jay Shafer, Zurvita Co-Chief Executive Officer. “With the launch of our new Health & Wellness division, Zurvita has now introduced new products and strategies designed to create financial independence for our representatives based on projected increases in spending for healthcare, nutritional supplements and managing disease. The Company experienced declines in revenues for the three and six month periods due to a highly varied product portfolio resulting in an overly burdened network marketing sales channel.  We have taken the steps necessary to improve our business by adding our new Health & Wellness division, which gives us access to a trillion dollar healthcare and nutrition industry with consumer friendly products, streamlining our sales, compensation, and administrative processes, and by strategically placing our business-to-business services in a separate division.”

Second Quarter 2011 Results

Revenue for the fiscal 2011 second quarter ended January 31, 2011, declined 31% or approximately $517 thousand to $1.1 million from $1.7 million in the same quarter of fiscal 2010. The decrease in total revenue was primarily a result of a decline in administrative website sales and marketing fees paid to the Company due to a decline in recruitment, the number of active consultants, and consultant enrollment fees. The decline in recruiting and active consultant base was a result of overly burdensome processes and procedures and a highly varied product portfolio.

Administrative websites sales and marketing fees were approximately $390 thousand and $236 thousand respectively for the three months ended January 31, 2011, as compared to approximately $514 thousand and $555 thousand, respectively, for the three months ended January 31, 2010. The aggregate decrease in administrative website sales and marketing fees was approximately $444 thousand for the three months ended January 31, 2011, and is a result of less recruiting for the period as compared to the three months ended January 31, 2010.

The Company’s advertising sales and commissions relating to energy sales were approximately $213 thousand and $165 thousand respectively for the three months ended January 31, 2011, as compared to approximately $251 thousand and $96 thousand, respectively. The Company had been focusing its efforts and resources on these new products and had been recruiting consultants based upon the availability of these products. The Company’s membership fees were approximately $132 thousand for the three months ended January 31, 2011 as compared to approximately $237 thousand for the three months ended January 31, 2010. The decrease in membership revenue is a result of the Company’s efforts to re-focus recruiting, advertising and energy sales.

Gross profit for the three months ended January 31, 2011, was approximately $405 thousand as compared to a gross profit of approximately $581 thousand for the three months ended January 31, 2010. The decrease in gross profit was due to the decrease in revenue for the quarter. Gross profit margin increased slightly to 35.7% versus 35.1% one year ago.

Zurvita’s operating expenses for the fiscal second quarter were approximately $1.3 million, compared to $1.9 million one year earlier.  The decrease in operating expenses was primarily attributable to lower professional fees through extensive cost containment efforts, lower selling and marketing expenses related to amortization of the marketing agreement between the Company and Infusion Brands International, Inc., and lower business and travel expenses. Loss from operations before other income and expenses for the second quarter of 2011 decreased to $910 thousand from $1.3 million for the three months ended January 31, 2010.

For the second quarter of fiscal 2011, the company recorded net income of approximately $2.1 million, or $0.03 per diluted share, versus a net loss of approximately $1.7 million, or $0.03 per diluted share for the same period last year.  Diluted earnings per share were calculated using a weighted average share count of 61.5 million in the second fiscal quarter of 2011, compared to 56.7 million one year ago. Although the Company experienced improvement in gross margin, the increase in net income is attributable to non-cash unrealized gains, including a $2.8 million gain resulting from fair valuing the Company’s outstanding liability warrants.

Six Month Results

Revenues for the first six months of the 2011 fiscal year were $2.4 million, down 15.6% from $2.9 million in the same period one year ago. Gross profit increased 31% to $836 thousand, or 34% of sales, versus gross profit of $640 thousand, or 22% of sales, in the first six months of fiscal 2010. The increase in gross profit is due to the focus on selling higher margin products and reducing non-traditional sales compensation practices. Operating expenses for the six months ended January 31, 2011, declined 11% to $2.9 million, versus operating expenses of $3.3 million for the same prior year period. Operating loss improved to $2.1 million versus $2.7 million for the six months ended January 31, 2010. The Company reported net income of $3.9 million, or $0.6 per diluted share, versus a net loss of $7.3 million, or $0.13 per diluted share, for the same prior year period. The increase in net income is attributable to non-cash unrealized gains, including a $5.9 million gain resulting from the fair valuing of the Company's outstanding liability warrants.

Financial Condition

As of January 31, 2011, the Company had cash and cash equivalents of $16 thousand. Net cash used in operating activities for the six three months of fiscal 2011 was approximately $1.8 million, down from $1.9 million for the same period last year. Total liabilities, redeemable preferred stock and stockholders’ deficit was $911 thousand as of January 31, 2011 versus total liabilities, redeemable preferred stock and stockholders’ deficit of $3.4 million for the year ended July 31, 2010.

On March 15, 2011, the Company entered into an oral agreement with Vicis Capital Master Fund (“Vicis”) to sell Vicis 1 million shares of its Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and Series C Warrants to purchase an aggregate of 4 million shares of the Company’s common stock (the “Series C Warrants” and, together with the Series C Preferred Stock, the “Private Placement Securities”). The purchase price of the Private Placement Securities is $1 million, and the funds were received from Vicis on March 16, 2011. However, a Preferred Stock purchase agreement and other related transaction documents (the “Transaction Documents”) are in the process of being negotiated with Vicis and, accordingly, have not been executed at this time.  The Private Placement Securities will be issued to Vicis upon the execution of the Transaction Documents.

Business Outlook

“We’re very excited about the launch of our new Health & Wellness division and the tremendous opportunity we see for health care products, nutritional supplements and disease prevention solutions,” commented Mark Jarvis, Zurvita Co-Chief Executive Officer. “Economics and history are the dictating forces behind our new streamlined focus, with rising health care costs and government programs focusing us all on these core needs, and generating natural opportunities for the type of targeted and value-driven solutions represented best by the network marketing sales model.” Mr. Jarvis added, “The growing demand for health and wellness products being driven by baby boomers, who control half of the country’s spending power, creates a powerful opportunity for our industry.  With the launch of 'Zeal,’ our proprietary new wellness formula, and 'Zurvita Health Plus,' which helps to manage health care costs through affordable health services, we believe we have created a unique value proposition in our industry and for Zurvita independent representatives. By providing our consultants with innovative and essential products such as these, we believe that Zurvita has a solid base for future growth.”

About Zurvita Holdings, Inc.

Zurvita is a dynamic direct-to-consumer network marketing company offering high-quality health and wellness products and services targeting individuals and families.  The company’s highly differentiated services feature best in class health & wellness consumer products as well as small business solutions offered through a growing network of independent and professional sales consultants.  Zurvita has rapid growth potential due to its experienced sales management team with a proven track record in the health & wellness network and direct marketing and a unique business-to-business commercial division offering turnkey solutions for commercial energy and Internet advertising. For more information, please visit http://www.zurvita.com.

Follow Zurvita on Twitter at: http://twitter.com/Zurvita and on Zurvita’s Facebook Fan Page at: www.facebook.com/Zurvita.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

- FINANCIAL TABLES FOLLOW -

ZURVITA HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	January 31,			January 31,
	2011	2010		2011	2010
REVENUES
Administrative websites	$389,633		$513,770	$851,362		$998,135
Advertising sales	212,882		251,819	454,156		255,591
Commissions	165,535		95,521	276,626		156,841
Marketing fees and materials	235,704		555,105	584,931		951,227
Membership fees	131,912		236,696	281,378		539,751
Total revenues	1,135,666		1,652,910	2,448,453		2,901,545

COST OF SALES
Benefit and service cost	309,477		352,952	622,401		630,246
Sales commissions	420,869		719,028	990,226		1,630,876
Total cost of sales	730,346		1,071,980	1,612,627		2,261,122

GROSS PROFIT	405,320		580,930	835,826		640,423

OPERATING EXPENSES
Depreciation	9,531		8,824	19,317		17,276
Office related expenses	134,825		85,575	261,524		168,888
Payroll and employee benefits	507,091		442,390	1,113,943		762,970
Professional fees	202,082		442,723	494,968		748,897
Selling and marketing	424,444		838,693	932,830		1,490,807
Travel	37,476		52,285	117,227		106,033
Total operating expenses	1,315,449		1,870,490	2,939,809		3,294,871

Loss from operations before other income (expense)	(910,129)		(1,289,560)	(2,103,983)		(2,654,448)

OTHER INCOME (EXPENSE)
Gain on change in fair value of share conversion feature	138,764		28,103	462,013		32,295
Gain (loss) on change in fair value of marketable securities	160,000		(400,000)	(160,000)		(530,000)
Gain (loss) on change in fair value of warrants	2,784,000		2,162	5,908,000		(4,039,665)
Interest expense	(84,222)		(79,667)	(167,849)		(108,096)
Interest income	-		-	4,756		-
Total other income (expense)	2,998,542		(449,402)	6,046,920		(4,645,466)

Income (loss) before income taxes	2,088,413		(1,738,962)	3,942,937		(7,299,914)

Income taxes	1,371		10,357	2,673		20,142

Net income (loss)	$2,087,042		$(1,749,319)	$3,940,264		$(7,320,056)

Basic and diluted earnings (loss) per share	$0.03	$	(0.03)	$0.06	$	(0.13)

Basic and diluted weighted average number of common shares outstanding	61,498,713		56,653,792	61,498,713		56,546,896

The accompanying notes are an integral part of these condensed consolidated financial statements.

ZURVITA HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	January 31, 2011	July 31, 2010
ASSETS
Current assets
Cash	$16,305	$289,442
Marketable securities (at fair value)	320,000	480,000
Note receivable - related party	-	1,702,000
Accounts receivable	154,245	137,123
Agent advanced compensation	-	448,553
Deferred expenses	33,073	127,351
Other assets	191,983	41,173
Total current assets	715,606	3,225,642

Property, plant and equipment (net)	80,455	94,965

Merchant account deposit	115,333	115,333
Total assets	$911,394	$3,435,940

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$346,973	$249,762
Accounts payable - related party	140,139	127,733
Notes payable - current	181,305	284,967
Accrued expenses	254,572	332,217
Deferred revenue	375,123	808,957
Deferred compensation - related party	97,546	110,238
Income tax payable	5,300	2,628
Total current liabilities	1,400,958	1,916,502

Notes payable - long term	1,797,295	1,639,268
Fair value of share conversion feature	-	462,013
Fair value of warrants	462,000	6,370,000
Total liabilities	3,660,253	10,387,783

Redeemable preferred stock	4,550,747	4,550,747

Stockholders' deficit
Common stock ($.0001 par value, 300,000,000 shares authorized; 69,498,713 and 69,497,713 shares issued and 61,498,713 and 61,497,713 shares outstanding as of January 31, 2011 and July 31, 2010, respectively)	6,950	6,950
Treasury stock	(210,000)	(210,000)
Additional paid-in capital	10,241,459	9,978,738
Accumulated deficit	(17,338,015)	(21,278,278)
Total stockholders' deficit	(7,299,606)	(11,502,590)

Total liabilities, redeemable preferred stock and stockholders' deficit	$911,394	$3,435,940

The accompanying notes are an integral part of these condensed consolidated financial statements.

ZURVITA HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
	January 31, 2011	January 31, 2010
Cash flows from operating activities
Net income (loss)	$3,940,264	$(7,320,056)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization of note payable discount	93,368	52,254
Amortization of deferred marketing costs	-	328,700
Depreciation	19,317	17,276
Share-based compensation	262,220	243,583
Gain on change in fair value of share conversion feature	(462,013)	(32,295)
(Gain) loss on change in fair value of warrants	(5,908,000)	4,039,665
Loss on change in fair value of marketable securities	160,000	530,000
Changes in operating assets and liabilities
Increase in accounts receivable	(17,122)	(56,280)
Decrease in agent advanced compensation	448,553	252,729
Decrease (increase) in deferred expenses	94,279	(294,620)
Increase in other assets	(131,180)	(15,541)
Increase in accounts payable and accrued expenses	99,307	84,234
(Decrease) increase in deferred revenue	(433,834)	270,678
Decrease in deferred compensation related party	(12,692)	-
Net cash used in operating activities	(1,847,533)	(1,899,673)

Cash flows from investing activities
Net proceeds from promissory note recievable	1,702,000	-
Purchase of property and equipment	(4,815)	(6,698)
Purchase of marketable securities	-	(770,000)
Net cash provided by (used in) investing activities	1,697,185	(776,698)

Cash flows from financing activities
Proceeds from borrowings	10,000	-
Proceeds from exercise of warrants	500	-
Proceeds from sale of preferred stock	-	2,000,000
Principal payments made on notes payable	(133,289)	(647,967)
Net cash (used in) provided by financing activities	(122,789)	1,352,033

Net change in cash balance	(273,137)	(1,324,338)

Beginning cash	289,442	1,390,953

Ending cash	$16,305	$66,615

Supplemental disclosure of cash flow information
Cash paid for interest	$8,410	$17,727

Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

Source: Zurvita, Inc.

Company Contact:
Zurvita Holdings, Inc.
Jason Post, Chief Financial Officer
Phone: 407.805.8900
jason.post@amacoregroup.com

Investor Relations Contact:
Hampton Growth Resources, LLC
Andrew W. Haag, Managing Partner
Phone: 877.368.3566
zrvt@hamptongrowth.com